SCHEDULE 14C
(Rule 14c-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the
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Medical Technology & Innovations, Inc.

(Name of Registrant as Specified In Its Charter)

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Medical Technology & Innovations, Inc.
1800 Fruitville Pike, Suite 200
Lancaster, PA 17601

INFORMATION STATEMENT

To the Holders of the Voting Stock:

The purpose of this Information Statement is to notify you that the holders of shares representing a majority of the voting stock of Medical Technology & Innovations, Inc. (“MTIV”) have given their written consent to a resolution adopted by the Board of Directors of MTIV to merge Medical Technology & Innovations, Inc. into its wholly-owned subsidiary, itLinkz Group, Inc., a Delaware corporation, for the purpose of (1) changing the name of MTIV to “itLinkz Group, Inc.,” and (2) changing MTIV’s state of incorporation from Florida to Delaware. We anticipate that this Information Statement will be mailed on March 14, 2007 to shareholders of record. On or after April 4, 2007, the certificate of merger will be filed with the Florida Secretary of State and the Delaware Secretary of State and become effective.

Florida corporation law permits holders of a majority of the voting power to take shareholder action by written consent. Accordingly, MTIV will not hold a meeting of its shareholders to consider or vote upon the merger.

WE ARE NOT ASKING YOU FOR A PROXY.
YOU ARE REQUESTED NOT TO SEND US A PROXY.

March 14, 2007	Jeremy Feakins
Chief Executive Officer

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

We determined the shareholders of record for purposes of this shareholder action at the close of business on February 27, 2007 (the “Record Date”). On the Record Date, the authorized voting stock consisted of 28,000,000 shares of common stock, no par value, and 100 shares of 12% non-cumulative preferred stock, par value $1000 per share. Each share of common stock is entitled to one vote, and each share of 12% non-cumulative preferred stock is entitled to two votes. On the Record Date, there were 8,634,904 shares of common stock and 22.5 shares of 12% non-cumulative preferred stock issued, outstanding and entitled to vote.

The following table sets forth the number of MTIV shares beneficially owned by each person who, as of the Record Date, owned beneficially more than 5% of MTIV’s voting stock, as well as the ownership of such shares by the sole director of MTIV and by the officers and member of the Board of Directors of MTIV as a group.

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership Common	Percentage of Class
Jeremy Feakins	3,139,611 (2)	36.4%

All officers and directors
(3 persons)	3,224,611	37.3%

James Howson	1,729,586	20.0%
________________________________
(1)	Unless otherwise indicated, the address of each owner is c/o Medical Technology & Innovations, Inc. 1800 Fruitville Pike, Suite 200, Lancaster, PA 17601.
(2)	Includes 600,277 shares owned of record by Growth Capital Resources, LLC, of which Mr. Feakins is a control person.

THE TRANSACTION:

THE MERGER OF MTIV INTO ITS WHOLLY-OWNED SUBSIDIARY FOR THE PURPOSE OF CHANGING MTIV'S NAME, INCREASING ITS AUTHORIZED COMMON STOCK, AND CHANGING ITS STATE OF INCORPORATION FROM FLORIDA TO DELAWARE

Introduction

For the reasons set forth below, MTIV's Board of Directors approved the merger and believes that it is in the best interests of MTIV and its stockholders to change the state of incorporation of MTIV from Florida to Delaware (the “Reincorporation”). The holders of shares representing a majority of MTIV’s outstanding voting stock have given their written consent to the resolution. Under Florida corporation law, the consent of the holders of a majority of the voting power is effective as shareholders’ approval. We will file the Certificate of Merger with the Secretary of State of Florida and the Secretary of State of Delaware on or after April 4, 2007, and it will become effective on the date of such filing (the “Effective Date”).

Throughout the remainder of this Information Statement, MTIV as currently incorporated in Florida will be referred to as “MTIV” and MTIV as reincorporated in Delaware will be referred to as “itLinkz Group.”

Method of Reincorporation

The Reincorporation will be effected by merging MTIV into a newly formed Delaware corporation that is a wholly-owned subsidiary of MTIV (the “Merger”) pursuant to an Agreement and Plan of Merger, in the form attached hereto as Appendix A (the “Merger Agreement”). Upon completion of the Merger, MTIV will cease to exist as a corporate entity, and itLinkz Group will succeed to the assets and liabilities of MTIV and will continue to operate the business of MTIV.

As provided by the Merger Agreement, each outstanding share of MTIV common stock will be automatically converted into one share of itLinkz Group common stock, $0.001 par value per share, at the effective time of the Merger. Each stock certificate representing issued and outstanding shares of MTIV common stock will continue to represent the same number of shares of itLinkz Group common stock. As further provided in the Merger Agreement, each outstanding share of MTIV 12% preferred stock, $1000 par value per share, will be automatically converted into two shares of itLinkz Group preferred stock, $500 par value per share, at the effective time of the Merger.

IT IS NOT NECESSARY TO SEND IN ANY OF YOUR STOCK CERTIFICATES REPRESENTING SHARES OF MTIV'S COMMON OR PREFERRED STOCK, AS IT WILL NOT BE NECESSARY FOR STOCKHOLDERS TO EXCHANGE THEIR EXISTING MTIV STOCK CERTIFICATES FOR ITLINKZ GROUP STOCK CERTIFICATES. If, however, a shareholder wishes to acquire a certificate reciting the name “itLinkz Group, Inc.” after the Effective Date, he may do so by surrendering his certificate to MTIV’s transfer agent with a request for a replacement certificate and the appropriate stock transfer fee. MTIV’s transfer agent is:

Interwest Stock Transfer Company
1981 East 4800 South, Suite 100
Salt Lake City, UT 84117
801-272-9294

MTIV common stock is quoted on the OTC Bulletin Board. . After the Merger, itLinkz Group common stock will be quoted on the OTC Bulletin Board under a new symbol. itLinkz Group common stock will be represented by a different CUSIP number than is currently used for MTIV common stock. There will be no interruption in the trading of MTIV’s common stock as a result of the Reincorporation.

The Reincorporation includes the adoption of a new certificate of incorporation and bylaws for itLinkz Group (the “Delaware Certificate” and “Delaware Bylaws,” respectively) to replace the current certificate of incorporation and bylaws of MTIV (the “Florida Certificate” and “Florida Bylaws,” respectively). As a Delaware corporation, itLinkz Group will be subject to the Delaware General Corporation Law (the “DGCL”). MTIV is subject to the corporation laws of Florida set out in the Florida Business Corporation Act (the “FBCA”). Differences between the Delaware Certificate and Delaware Bylaws, on the one hand, and the Florida Certificate and Florida Bylaws, on the other hand, must be viewed in the context of the differences between DGCL and the FBCA. These differences are discussed below under “Comparison of Shareholder Rights Before and After the Reincorporation.”

Except for the increase in the number of shares of common stock and the decrease in the number of shares of preferred stock, as discussed below, the Reincorporation will NOT result in any change in the business, management, capitalization, structure of the board of directors, fiscal year, assets, liabilities or the location of the principal facilities of MTIV. The directors of MTIV are the directors of itLinkz Group. In addition, the same individuals serve in the same capacities as officers of itLinkz Group.

With respect to common stock, the Delaware Certificate authorizes the directors of itLinkz Group to issue 100,000,000 shares of common stock, $.001 par value per share, as compared to the Florida Certificate which authorizes the issuance of 28,000,000 shares of no par common stock. With respect to preferred stock, the Delaware Certificate authorizes the directors of itLinkz Group to issue 5,000,000 shares of preferred stock, $.001 par value per share, as well as 45 shares of 12% preferred stock, $500 par value per share; while the Florida Certificate authorizes the directors of MTIV to issue 100.000,000 shares of preferred stock, $1000 par value per share, including within that number 100 shares of 12% cumulative preferred stock, $1000 par value.

MTIV believes that the Reincorporation will not affect any of its material contracts with any third parties and that MTIV’s rights and obligations under such material contractual arrangements will continue as rights and obligations of itLinkz Group.

Dissenter’s (Appraisal) Rights

YOU HAVE THE RIGHT TO EXERCISE DISSENTER’S RIGHTS UNDER FLORIDA REVISED STATUTES SECTIONS 607.1301-1333 AND TO OBTAIN THE “FAIR VALUE” OF YOUR SHARES OF MTIV COMMON OR PREFERRED STOCK, PROVIDED THAT YOU COMPLY WITH THE CONDITIONS ESTABLISHED UNDER APPLICABLE FLORIDA LAW.

FOR A DISCUSSION REGARDING YOUR DISSENTER’S RIGHTS, SEE THE SECTION TITLED “RIGHTS OF DISSENTING STOCKHOLDERS” IN THIS INFORMATION STATEMENT AND APPENDIX C HERETO, WHICH SETS FORTH THE APPLICABLE STATUTES.

Principal Reasons for the Reincorporation

For many years, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have initially chosen Delaware, or have chosen to reincorporate in Delaware, in a manner similar to that proposed by MTIV. The Board believes that the principal reasons for considering such a reincorporation are:

➢
the development in Delaware over the last century of a well-established body of case law construing the Delaware General Corporation Law, which provides businesses with a greater measure of predictability than exists in any other jurisdiction;

➢
the certainty afforded by the well-established principles of corporate governance under DGCL law are of benefit to MTIV and its stockholders and should increase MTIV's ability to attract and retain quality directors and officers;

➢	DGCL itself, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

➢
the Delaware Court of Chancery, which brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding unmatched by any other court in the country; and

➢	the Delaware General Assembly, which each year considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar to meet changing business needs.

Principal Reasons for the Name Change

The primary purpose of the name change is to better represent MTIV’s business. MTIV, through its wholly-owned subsidiary, itlinkz Corporation, has recently launched nurselinkup.com, the first of what is planned to be a series of social and business networking community websites. The itLinkz websites, each of which will be identified by a variation of the “linkup.com” domain name, will allow members to build online communities focused on shared interests, to collaborate, share knowledge and team up with other members on projects relating to their common interest. The Board of Directors and the majority shareholders have determined to change MTIV’s name to reflect this new direction for the business of the corporation.

Principal Reasons for Increase in Authorized Shares of Common Stock

At the present time, 8,634,904 of the corporation’s 28,000,000 authorized common shares have been issued and are outstanding, leaving approximately 19,000,000 shares available for issuance. The Board of Directors and the majority shareholders have approved the increase in authorized common stock in order to provide the corporation with flexibility in pursuing its long-term business objectives. In order to pursue these business objectives, Management’s intentions are as follows:

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Management expects that in the future it will pursue opportunities to obtain the capital itLinkz Group needs in order to fully implement its business plan. A reserve of common shares available for issuance from time-to-time will enable itLinkz Group to entertain a broad variety of financing proposals.

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Management may utilize the additional shares in connection with corporate acquisitions, joint venture arrangements, or for other corporate purposes, including the solicitation and compensation of key personnel. itLinkz Group is not, at this time, engaged in negotiating or effecting any acquisitions or similar transactions.

Significant Changes Caused By Reincorporation

MTIV's corporate affairs are presently governed by the corporate law of Florida, the Florida Certificate and by the Florida Bylaws, which have been adopted pursuant to Florida law. Following the Merger, issues of corporate governance and control would be controlled by Delaware, rather than Florida, corporate law. The Florida Certificate and Florida Bylaws will be replaced by the Delaware Certificate and the Delaware Bylaws. A copy of the Delaware Certificate is attached as Appendix B to this Information Statement. A copy of the Delaware Bylaws may be obtained by written request to MTIV at 1800 Fruitville Pike, Suite 200, Lancaster, PA 17601.

Comparison of Shareholders’ Rights Before and After the Reincorporation

The Delaware Certificate provides that the authorized capital stock of itLinkz Group will consist of 105,000,045 shares of capital stock, consisting of 100,000,000 shares of common stock, $0.001 par value per share, 5,000,000 shares of preferred stock, $0.001 par value per share, and 45 shares of 12% preferred stock, $500 par value per share. The Florida Certificate provides that the authorized capital stock of MTIV consists of 28,000,000 shares of common stock, without par value, and 100,000,000 shares of preferred stock, $1000 par value per share, including within that number of preferred shares 100 shares of 12% cumulative preferred shares, $1000 par value. In the case of the $.001 par value common and $.001 preferred stock authorized by the Delaware Certificate, “par value” refers to the nominal dollar amount assigned to a share of stock by a company, and it bears no relationship to the value of the stock. The fact that the common stock of MTIV has no par value and the common stock of itLinkz Group has par value is not a significant difference with respect to the rights of the shareholders.

In the case of the 22.5 shares of MTIV 12% preferred stock, $1000 par value, that are outstanding, the Delaware Certificate provides for the same rights and preferences as does the Florida Certificate with respect to such stock, except that holders of the MTIV 12% preferred shares will receive two shares of itLinkz Group 12% preferred shares for each MTIV preferred share. Accordingly, the par value per share of the itLinkz Group 12% preferred shares is $500 (rather than $1000), and the holders of such shares are entitled to cast one vote per share (rather than two votes per each MTIV preferred share) and to receive 333 common shares for each 12% preferred share that is converted (rather than 666 common shares for each MTIV preferred share. . With respect to the authorized but unissued shares of preferred stock, both the Delaware and Florida Certificates authorize the Board to provide for the issuance of such shares in one or more series, and to determine the preferences, limitations and relative rights of each series.

The increase in authorized common shares provided by the Delaware Certificate will increase the number of common shares available for issuance by the Board of Directors, on a fully diluted basis, to 91,350,111. The Board of Directors will be authorized to issue the additional common shares without having to obtain the approval of the itLinkz Group shareholders. Delaware law requires that the Board use its reasonable business judgment to assure that itLinkz Group obtains "fair value" when it issues shares. Nevertheless, the issuance of the additional shares would dilute the proportionate interest of current shareholders in itLinkz Group. The issuance of the additional shares could also result in the dilution of the value of shares now outstanding, if the terms on which the shares were issued were less favorable than the contemporaneous market value of itLinkz Group common stock.

The increase in authorized shares, with the resulting increase in the number of shares available for issuance, is not being done for the purpose of impeding any takeover attempt. Nevertheless, the power of the Board of Directors to provide for the issuance of shares of common stock without shareholder approval has potential utility as a device to discourage or impede a takeover of itLinkz Group. In the event that a non-negotiated takeover were attempted, the private placement of stock into "friendly" hands, for example, could make itLinkz Group unattractive to the party seeking control of the company. This would have a detrimental effect on the interests of any stockholder who wanted to tender his or her shares to the party seeking control or who would favor a change in control.

The potential detrimental effect on the interests of holders of common stock resulting from the increase in the number of authorized shares of common stock, as explained in the preceding paragraphs, is mitigated by the fact that the number of shares of preferred stock that the directors are authorized to issue is decreased from 100,000,000 shares (Florida Certificate) to 5,000,000 shares (Delaware Certificate).

The Merger Agreement provides that each outstanding share of MTIV common stock will be exchanged for one share of itLinkz Group common stock. The Merger Agreement further provides for the issuance of two 12 % preferred shares of each share of MTIV 12% preferred share outstanding. The Florida Certificate provides that each share of 12% preferred stock is entitled to two votes, and each is convertible into 666 shares of MTIV common stock. Because the holders of the 12% preferred stock of MTIV are receiving two shares of 12 % preferred stock of itLinkz Group for each share of 12% preferred stock, the Delaware Certificate provides that each 12% preferred share is entitled to one vote on matters submitted to a vote of shareholders; and each is convertible into 333 shares of common stock. Accordingly, neither the interests of the shareholders of common stock relative to each other, nor the interests of the shareholders of common stock relative to the shareholders of preferred stock, will be affected by the Merger.

There are some differences between the Florida Certificate and Bylaws and Delaware Certificate and Bylaws, in addition to the changes in the number of authorized shares described above. Some of those differences are discussed below. There are also material differences between the FBCA and the DGCL which are summarized in the chart below. This discussion does not address each difference between Florida law and Delaware law, or between the Florida Certificate and Bylaws and the Delaware Certificate and Bylaws, but focuses on those differences which MTIV believes are most significant to the existing shareholders. This discussion is not intended as an exhaustive list of all differences, and is qualified in its entirety by reference to Florida and Delaware law.

A. Standard of Conduct for Directors

Under the FBCA, directors have a fiduciary relationship to their corporation and its shareholders and, as such, are required to discharge their duties as directors in good faith with the care an ordinarily prudent person in a like position would exercise under similar circumstances and in a manner they reasonably believe to be in the best interests of the corporation. In discharging his or her duties, a director may consider such factors as the director deems relevant, including the long-term prospects and interests of the corporation and its shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, customers of the corporation or its subsidiaries, the communities and society in which the corporation or its subsidiaries operate, and the economy of the state and the nation.

Under the DGCL, the standards of conduct for directors have developed through written opinions of the Delaware courts. Generally, directors of Delaware corporations are subject to a duty of loyalty and a duty of care. The duty of loyalty has been said to require directors to refrain from self-dealing and the duty of care requires directors managing the corporate affairs to use that amount of care which ordinarily careful and prudent persons would use in similar circumstances.  In general, gross negligence has been established as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations. When directors act consistently with their duties of loyalty and care, their decisions generally are presumed to be valid under the business judgment rule.

B. Removal of Directors

The Florida Bylaws provide that directors may be removed with or without cause by majority vote of the shareholders at a special meeting, and for cause by the board of directors at a special meeting.

Similarly, the Delaware Bylaws provide that directors can be removed with or without cause by majority vote of the shares then entitled to vote at an election of directors, and for cause by the board of directors

C. Sequestration of Shares

The DGCL provides that the shares of any person in a Delaware corporation may be attached or “sequestered” for debts or other demands. Such provision could be used to assert jurisdiction against a non-resident holder of itLinkz Group’s shares, thereby compelling the non-resident holder to appear in an action brought in a Delaware court.

The FBCA has no comparable provision.

D. Dividends and other Distributions

Under the FBCA, MTIV may make a distribution, unless after giving effect to the distribution:
•	MTIV would not be able to pay its debts as they come due in the usual course of business; or
•	MTIV’s assets would be less than the sum of its total liabilities.

Under the FBCA, a corporation’s redemption of its own common stock is deemed a distribution.

The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

E. Meetings of Shareholders

As permitted under the FBCA and the Florida Bylaws, a special meeting of shareholders may be called by the board of directors, the President or by the holders of at least 10 % of the shares entitled to vote at the meeting.

As permitted under the DGCL, the Delaware Bylaws provide that a special meeting may be called by the Chairman of the Board, by the President or by a majority of the board of directors; and shall be called upon the written request of a majority of the shareholders entitled to vote.

F. Limitation of Liability

The FBCA generally provides that a director of a corporation is not personally liable for monetary damages to the corporation or other person unless the director breached or failed to perform his duties as a director, and such breach or failure:

•	constitutes a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;
•	constitutes a transaction from which the director derived an improper personal benefit;
•	results in an unlawful distribution;
•	in the case of a derivative action or an action by a shareholder, constitutes conscious disregard for the best interests of the corporation or willful misconduct; or
•
in the case of a proceeding other than a derivative action or an action by a shareholder, constitutes recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

The Florida Certificate explicitly provides that a director, officer or employee of the corporation will not be shielded from liability in the case of any breach of the director’s duty of loyalty to the corporation or its shareholders or for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law.

The DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for beach of fiduciary duty as a director, except that such provision may not limit the liability of a director for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;
•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
•	liability under the DGCL for unlawful payment of dividends or stock purchases or redemptions; or
•	any transaction from which the director derived an improper personal benefit.

The Delaware Certificate contains a provision limiting the liability of its directors in this manner.

MTIV’s board of directors believes that by limiting a director’s liability as permitted under the DGCL, itLinkz Group will be able to attract and retain qualified directors. The Delaware Certificate limits the liability of itLinkz Group’s directors to the fullest extent permitted by the DGCL. itLinkz Group’s directors will not be liable for monetary damages for acts or omissions occurring on or after the effective date of the Reincorporation, even if they should fail, through negligence or gross negligence, to satisfy their duty of care (which requires directors to exercise informed business judgment in discharging their duties).

The Delaware Certificate would not limit or eliminate any liability of directors for acts or omissions occurring prior to the effective date of the Reincorporation. The DGCL does not permit elimination or limitation of the liability of directors for breaches of their duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, paying a dividend or effecting a stock repurchase or redemption which is illegal under the DGCL, or transactions from which a director derived an improper personal benefit. Further, the Delaware Certificate would not affect the availability of equitable remedies, such as an action to enjoin or rescind a transaction involving a breach of a director’s duty of care. In addition, the Delaware Certificate would not affect a director’s liability to third parties or under the federal securities laws.

MTIV’s board of directors recognizes that the Delaware Certificate may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders from instituting litigation against directors for breach of their duty of care, even though such an action might benefit itLinkz Group and its shareholders. However, MTIV’s board of directors believes this concern is outweighed by the benefit to itLinkz Group of retaining highly qualified directors. MTIV’s board of directors believes that the Delaware Certificate may have a favorable impact over the long term on the availability, cost, amount, and scope of coverage of directors’ liability insurance, although there can be no assurance of such an effect.

While the Delaware Certificate may be viewed as limiting the rights of shareholders in some respects, and the broad scope of the indemnification provisions could result in increased expense to itLinkz Group, MTIV’s board of directors believes that these provisions will help balance the legal obligations of, and protections for, directors and will contribute to the quality and stability of itLinkz Group’s corporate governance. MTIV’s board of directors has concluded that the benefit to shareholders of improved corporate governance outweighs any possible adverse effects on shareholders.

The members of the board of directors may be deemed to have a personal interest in effecting the Reincorporation because, as directors of itLinkz Group, they may personally benefit from the limitations on liability contained in the Delaware Certificate.

G. Indemnification

The FBCA requires a corporation to indemnify any director, officer, employee or agent of the corporation if such person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter in the proceeding, for expenses actually and reasonably incurred by such person in connection with the proceeding or the person’s defense of the claim, issue or matter. The Florida Certificate provides that MTIV shall have the power, to the fullest extent permitted by law, by resolution of its stockholders or directors, to indemnify its officers, directors, employees and agents.

Under the FBCA, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

The indemnification and advancement of expenses provided under the FBCA are not exclusive, and a corporation may provide other or further indemnification pursuant to an agreement, a vote of shareholders or a vote of disinterested directors; however, no indemnification or advancement of expenses may be made to any person if a judgment or other final adjudication establishes that the person’s actions, or omissions to act, were material to the cause of adjudicated action and constitute:

•	a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful;
•	a transaction from which the person derived an improper personal benefit;
•	in the case of a director, an unlawful distribution to shareholders; or
•	willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation or a shareholder.

Under Florida law, unless the corporation’s articles of incorporation provide otherwise, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary determination of the board or of the shareholders in the specific case, a director, officer, employee, or agent of the corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

•
the indemnitee is entitled to mandatory indemnification, in which case the court shall also order the corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

•	the indemnitee is entitled to further indemnification or advancement of expenses, or both, by virtue of the corporation’s exercise of its power; or
•
the indemnitee is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the required standard of conduct.

The Delaware Certificate and the Delaware Bylaws, as discussed below, reflect the broad scope of indemnification permitted under the DGCL.  The Delaware Certificate provides for indemnification of any and all of the current or former directors and officers of itLinkz Group, or any person who is or was a director or officer of another corporation, partnership, joint venture, trust or other enterprise to the fullest extent permitted by the DGCL.

The Delaware Bylaws provide that the current or former directors or officers of itLinkz Group or any person who was or is serving at the request of itLinkz Group as an officer or director of another entity who is made or threatened to be made a party to a proceeding by virtue of his or her position shall be indemnified if the person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, and in a criminal proceeding if he had no reasonable cause to believe his conduct was unlawful. Any current or former employee or agent of itLinkz Group or any person who was or is an employee or agent of another entity may be indemnified under the same circumstances.

The Delaware Bylaws also provide that current or former directors or officers of itLinkz Group or any person who was or is serving at the request of itLinkz Group as an officer or director of another entity who is made or threatened to be made a party to a proceeding by or in the right of itLinkz Group shall be indemnified if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of itLinkz Group, except no indemnification shall be made if such person is adjudged liable unless the court determines in such case that such person should be indemnified. Any current or former employee or agent or any person who was or is serving at the request of itLinkz Group as an employee or agent of another entity may be indemnified under the same circumstances.

The broad scope of indemnification available under Delaware law may permit itLinkz Group to offer its directors and officers greater protection against the costs and risks attendant to litigation of claims against officers and directors. The board of directors believes that such protection is reasonable and desirable in order to enhance itLinkz Group’s ability to attract and retain qualified directors as well as to encourage directors to continue to make good faith decisions on behalf of itLinkz Group with regard to the best interests of itLinkz Group and its shareholders.

Insofar as the Delaware Certificate provides indemnification to directors or officers for liabilities arising under the Securities Act of 1933, it is the position of the Securities and Exchange Commission that such indemnification would be against public policy as expressed in such statute and, therefore, unenforceable.

The board of directors recognizes that itLinkz Group may, in the future, be obligated to incur substantial expense as a result of the indemnification rights conferred under the Delaware Certificate and the Delaware Bylaws, which are intended to be as broad as possible under applicable law.

The members of the board of directors may be deemed to have a personal interest in the effectuation of the Reincorporation because, as directors of itLinkz Group, they may personally benefit from the indemnification provisions of the Delaware Certificate and Delaware Bylaws.

H. Amendment of Articles of Incorporation

The FBCA generally requires approval by a majority of directors and by holders of a majority of the shares entitled to vote on any amendment to a Florida corporation’s articles of incorporation. In addition, the amendment must be approved by a majority of the votes entitled to be cast on the amendment by any class or series of shares with respect to which the amendment would create dissenters’ rights. The board of directors must recommend the amendment to the shareholders, unless the board of directors determines that because of conflict of interest or other special circumstances it should make no recommendation to the shareholders with respect to the amendment.

The DGCL provides that the certificate of incorporation of a Delaware corporation may be amended upon adoption by the board of directors of a resolution setting forth the proposed amendment and declaring its advisability, followed by the affirmative vote of a majority of the outstanding shares entitled to vote. It also provides that a certificate of incorporation may provide for a greater or lesser vote than would otherwise be required by the DGCL.

I. Interested Director Transactions

The FBCA provides that a contract or other transaction between a Florida corporation and any of its directors or any entity in which one of its directors or officers holds a position or office or a financial interest will not be void because of such relationship or interest or because that director was present at the meeting of directors which authorized that transaction if:

•	the fact of the relationship or interest is disclosed or known to the board and the transaction is authorized by a sufficient number of votes when the vote of the interested director is excluded;
•	the fact of the relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize the contract or transaction; or
•	the contract or transaction is fair and reasonable to the corporation.

Under the DGCL, specified contracts or transactions in which one or more of a corporation’s directors has an interest are not void or voidable solely because of such interest if such contract or transaction:

•
is ratified in good faith by the corporation’s stockholders or a majority of disinterested members of the board (even though less than a quorum) and the material facts of the contract or transaction are disclosed or known; or

•	was fair to the corporation at the time it was approved.

Accordingly, it is possible that certain transactions that the board of directors currently might not be able to approve itself, because of the number of interested directors, could be approved by a majority of the disinterested directors of itLinkz Group , although less than a majority of a quorum. The board of directors is not aware of any plans to propose any transaction that could not be approved by it under Florida law but could be approved under Delaware law.

J. Business Combination Statutes

Section 607.0901 of the FBCA, informally known as the “fair price statute,” provides that the approval of the holders of two-thirds of the voting shares of a corporation, other than the shares beneficially owned by an “interested shareholder,” would be required to effectuate specified transactions, including a merger, consolidation, specified sales of assets, specified sales of shares, liquidation or dissolution of the corporation and reclassification of securities involving a Florida corporation and an interested shareholder unless the “affiliated transaction” has been approved by a majority of disinterested directors, the corporation is a registered investment company, or another statutory exemption applies.

Section 203 of the DGCL limits specified business combinations of Delaware corporations with interested stockholders. Under the DGCL, an “interested stockholder,” defined as a stockholder whose beneficial ownership in the corporation is at least 15% of the outstanding voting securities, cannot enter specified business combinations with the corporation for a period of three years following the time that such stockholder became an interested stockholder unless:

•	before such time, the corporation’s board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;
•
upon consummation of the transaction in which any person becomes an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by specified employee stock ownership plans and persons who are both directors and officers of the corporation; or

•
at or subsequent to such time, the business combination is both approved by the board of directors and authorized at an annual or special meeting of stockholders, not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

A corporation may elect in its certificate of incorporation not to be governed by Section 203 of the DGCL. The Delaware Certificate does not contain this election.

K. Dissenter’s Rights

Under the FBCA, any shareholder of a corporation has the right to dissent from, and obtain fair value of his or her shares in the event of, a number of corporate actions including but not limited to:

•	a plan of merger to which the corporation is a party if the shareholder is entitled to vote on the merger, or if the shareholder is a shareholder of a subsidiary that is merged with its parent;
•	consummation of a plan of share exchange to which the corporation is a party as the corporation the shares of which will be acquired, if the shareholder is entitled to vote on the plan;
•
consummation of a sale or exchange of all, or substantially all, of the property of the corporation, other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange;

•	any corporate action taken, to the extent the articles of incorporation provide that a voting or nonvoting shareholder is entitled to dissent and obtain payment for his or her shares; and
•	with regard to shares issued before October 1, 2003, any amendment to the corporation’s articles of incorporation that affects the shareholders’ rights in a manner described in the statute.

Unless the articles of incorporation of a corporation otherwise provide, dissenters’ rights will not be available to the holders of any shares of any class or series which, on the applicable record date, were either registered on a national securities exchange or included on the NASDAQ National Market System or held of record by not fewer than 2,000 shareholders if the shares had a market value of at least $10 million.

Under the DGCL, appraisal rights may be available in connection with a statutory merger or consolidation in specified situations. Appraisal rights are not available under the DGCL when a corporation is to be the surviving corporation and no vote of its stockholders is required to approve the merger or consolidation. In addition, no appraisal rights are available to holders of shares of any class of stock which is either

•	listed on a national securities exchange or included on the NASDAQ National Market System; or
•
held of record by more than 2,000 stockholders, unless the stockholders are required by the terms of the merger or consolidation to accept anything other than: (A) shares of the surviving corporation; (B) shares of stock that are listed on a national securities exchange or included on the NASDAQ National Market System or held of record by more than 2,000 stockholders; (C) cash in lieu of fractional shares; or (D) any combination of the above.

Stockholders who perfect their appraisal rights are entitled to receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificates of incorporation a provision allowing the appraisal rights in any merger or consolidation in which the corporation participates. The Delaware Certificate does not contain a provision enlarging such appraisal rights.

*           *           *           *           *

This information statement merely summarizes certain differences between the corporation laws of Florida and Delaware, the Florida Certificate and the Delaware Certificate, and the Florida Bylaws and the Delaware Bylaws. Many provisions of the FBCA, the DGCL and these documents may be subject to differing interpretations, and the discussion offered herein may be incomplete in certain respects. The discussion contained in this information statement is not a substitute for direct reference to the FBCA, the DGCL and the governing documents of MTIV and itLinkz Group or for professional interpretation of such laws and governing documents.

Certain Federal Income Tax Considerations

Subject to the limitations, qualifications and exceptions described in this section, it is expected that, for federal income tax purposes, no gain or loss will be recognized by the holders of shares of MTIV common stock or MTIV 12% preferred stock as a result of the consummation of the Reincorporation, and no gain or loss will be recognized by MTIV or itLinkz Group. In addition, it is expected that each former holder of shares of MTIV common stock and preferred stock will have the same aggregate tax basis in the shares of itLinkz Group common stock or preferred stock, as the case may be, received by such person in the Reincorporation as such holder had in the shares of MTIV common stock or preferred stock held by such person at the time of consummation of the Reincorporation, and such person’s holding period with respect to such shares of itLinkz Group common stock or preferred stock will include the period during which such holder held the corresponding shares of MTIV common stock or preferred stock, provided the latter were held by such person as capital assets at the time of the consummation of the Reincorporation.

The Corporation has not requested a ruling from the Internal Revenue Service (the "IRS") or an opinion of counsel with respect to the federal income tax consequences of the Reincorporation under the Internal Revenue Code. A successful IRS challenge to the reorganization status of the Reincorporation would result in a stockholder recognizing gain or loss with respect to each share of MTIV common stock or preferred stock exchanged in the Reincorporation equal to the difference between the stockholder’s basis in such shares and the fair market value, as of the time of the Reincorporation, of the shares of itLinkz Group common stock or preferred stock received in exchange therefor. In such event, a stockholder’s aggregate basis in the shares of itLinkz Group common stock or preferred stock received in the exchange would equal their fair market value on such date, and the stockholder’s holding period for such shares would not include the period during which the stockholder held shares of MTIV Common Stock or Preferred Stock.

State, local, or foreign income tax consequences to stockholders may vary from the federal tax consequences described above. Stockholders should consult their own tax advisors as to the effect of the Reincorporation under applicable federal, state, local, or foreign income tax laws.

Rights of Dissenting Shareholders

Stockholders of MTIV common or preferred stock that follow the appropriate procedures are entitled to dissent from the consummation of the Reincorporation and receive payment of the fair value of their shares under Sections 607.1301 through 607.1333 of the FBCA.

The following discussion summarizes the material applicable provisions of the Florida dissenter’s rights statute. If you are considering exercising your right to dissent from the Reincorporation, you are urged to read the full text of the Florida dissenter’s rights statute, which is attached as Appendix C to this document. A person having a beneficial interest in shares of MTIV common stock that are held of record in the name of another person, such as a bank, broker or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner if such person wishes to perfect any dissenter’s rights such person may have. (See Section 607.1303, Appendix C.)

Under the Florida dissenter’s rights statute, you have the right to dissent from the Reincorporation and demand payment of the fair value of your shares of common or preferred stock. The “fair value” of the shares, as used in the Florida dissenter’s rights statute, is the value of the shares immediately before the effectuation of the Reincorporation, excluding any appreciation or depreciation in anticipation of the Reincorporation unless exclusion would be inequitable.

If you elect to dissent, you must file with MTIV a written notice of dissent stating that you intend to demand payment for your shares of common or preferred stock If you fail to comply with this notice requirement, you will not be entitled to dissenter’s rights. The written notice of dissent must be received by MTIV no later than April 4, 2007. The written notice of dissent should be sent to: Medical Technology & Innovations, Inc., 1800 Fruitville Pike, Suite 200, Lancaster, PA 17106, Attention: Chairman. We recommend that you send the written notice by a courier that will provide you written evidence of our receipt of your notice.

If MTIV receives timely notice of your intent to demand payment, it must send you an “appraisal notice” within 10 days of the date the Reincorporation becomes effective. The appraisal notice will state MTIV’s estimate of the fair value of the shares and will provide a form (“dissenter’s form”) asking you to state (1) your name and address, (2) the number of shares as to which you assert appraisal rights, (3) whether you accept MTIV’s offer to pay you the fair value of your shares as estimated by MTIV and (4) if you do not accept MTIV’s offer, your estimate of the fair value of the shares and a demand for payment of that amount, plus interest. In addition to the appraisal notice and dissenter’s form, MTIV must send you financial statements, including a balance sheet, income statement and cash flow statement, as well as a copy of the Florida statutes pertaining to stockholders’ appraisal rights.

The appraisal notice will inform you of the date by which MTIV must receive the dissenter’s form (which must be at least 40 days and not more than 60 days after the appraisal notice was sent) and tell you where to send the form and where to deposit your stock certificates. You must return the dissenter’s form and, in the case of certificated shares, deposit your stock certificates in accordance with the terms of the appraisal notice by the date specified in the notice. If you fail to do so, you will not be entitled to payment for your shares.

If you accept MTIV’s offer to pay you its estimated fair value of the shares, MTIV must pay you such amount within 90 days of receiving the dissenter’s form from you. If you do not accept MTIV’s estimate of fair value of the shares, you must so state in the dissenter’s form, and you must return the form by the due date stated in the appraisal notice. If you fail to demand payment in within the specified time frame, you will be entitled only to the amount offered by MTIV.

If you do not accept MTIV’s estimate of the fair value of the shares and your demand for payment remains unsettled, MTIV must petition the court, within 60 days after receiving your demand, to determine the fair value of the shares and interest. All shareholders whose demands remain unsettled must be made parties to the proceeding. MTIV must pay to each shareholder the amount found to be due within 10 days of the judgment. MTIV must pay the court costs and any appraisal fees, except that the court may assess the shareholders for all or a portion of such costs, and for all or a portion of MTIV’s attorneys’ and experts fees and expenses, if it finds that the shareholders acted arbitrarily, vexatiously or not in good faith. In addition, the court may assess MTIV for the shareholders’ reasonable fees and expenses of counsel and experts if the court finds that MTIV did not substantially comply with the requirements of the Florida dissenter’s rights statute or that it acted arbitrarily, vexatiously, or not in good faith with respect to the rights granted to dissenters under Florida law.

If you wish to exercise dissenter’s rights, you are urged to review the applicable Florida statutes attached to this Information Statement as Appendix C.

APPENDICES

Appendix A -- Form of Agreement and Plan of Merger

Appendix B -- Certificate of Incorporation of itLinkz Group, Inc.

Appendix C-- Florida law regarding dissenter’s rights

APPENDIX A
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of this 27th day of February, 2007, by and between Medical Technology & Innovations, Inc., a Florida corporation (the “Florida Corporation”), and itLinkz Group, Inc., a Delaware corporation (the “Delaware Corporation”).

W I T N E S S E T H:

WHEREAS, the Florida Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida; and

WHEREAS, the Delaware Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

WHEREAS, the respective Boards of Directors of the Florida Corporation and the Delaware Corporation have determined that, for purposes of effecting the reincorporation of the Florida Corporation in the State of Delaware, it is advisable, to the advantage of and in the best interests of the Delaware Corporation and its stockholder and the Florida Corporation and its stockholders that the Florida Corporation merge with and into the Delaware Corporation upon the terms and subject to the conditions herein provided; and

WHEREAS, the parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and to cause the merger described herein to qualify as a reorganization under the provisions of Section 368 of the Code; and

WHEREAS, the respective Boards of Directors of the Florida Corporation and the Delaware Corporation and the stockholder of the Delaware Corporation have unanimously adopted and approved this Agreement, and the Board of Directors of the Florida Corporation has directed that this Agreement be submitted to the stockholders of the Florida Corporation for their consideration.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the Florida Corporation and the Delaware Corporation hereby agree as follows:

1. Merger. Subject to the approval of the stockholders of the Florida Corporation in accordance with the Florida Business Corporation Act (the “Florida Act”), at such time hereafter as the parties hereto shall mutually agree, the Florida Corporation shall be merged with and into the Delaware Corporation (the “Merger”), and the Delaware Corporation shall be the surviving company (hereinafter sometimes referred to as the “Surviving Corporation”). The Merger shall be effective upon (a) the filing of this Agreement together with Articles of Merger (the “Articles of Merger”) with the office of the Florida Department of State in accordance with the provisions of Section 607.1105 of the Florida Act; and (b) the filing of a duly certified counterpart of this Agreement and a duly executed Certificate of Merger (the “Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the Delaware General Corporation Law (the “DCGL”); the date and time of the later of such filings being hereinafter referred to as the “Effective Date.” Following the due approval of the Merger by the stockholders of the Florida Corporation, subject to the provisions of this Agreement, the Articles of Merger shall be duly executed by the Delaware Corporation and the Florida Corporation and thereafter delivered to the office of the Department of State of the State of Florida, as provided in Section 607.1105 of the Florida Act, and the Certificate of Merger shall be duly executed by the Delaware Corporation and the Florida Corporation and thereafter delivered to the office of the Secretary of State of Delaware, pursuant to Section 251 of the DGCL.

2. Governing Documents.

a. The Certificate of Incorporation of the Delaware Corporation shall be the Certificate of Incorporation of the Surviving Corporation.

b. The By-Laws of the Delaware Corporation shall be the By-Laws of the Surviving Corporation.

3. Officers and Directors. The directors of the Florida Corporation immediately prior to the Effective Date shall be the directors of the Surviving Corporation and the officers of the Florida Corporation immediately prior to the Effective Date shall be the officers of the Surviving Corporation. Such directors and officers will hold office from the Effective Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and By-Laws of the Surviving Corporation, as the same may be lawfully amended, or as otherwise provided by law.

4. Succession. As of the Effective Date, the separate existence of the Florida Corporation shall cease and the Florida Corporation shall be merged with and into the Delaware Corporation, and the name of the Surviving Corporation shall be “itLinkz Group, Inc.” The Surviving Corporation shall have all of the rights, privileges, immunities and powers and be subject to all of the duties and liabilities granted or imposed by Section 259 of the DGCL.

5. Further Assistance. From and after the Effective Date, as and when required by the Delaware Corporation or by its successor and assigns, there shall be executed and delivered on behalf of the Florida Corporation such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other action, as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Delaware Corporation the title to and possession of all the property, interests, assets, rights, privileges, immunities, power, franchises and authority of the Florida Corporation, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Delaware Corporation are fully authorized in the name and on behalf of the Florida Corporation or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

6. Capital Stock. At the Effective Date, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock of the Florida Corporation outstanding immediately prior to the Effective Time shall be changed and converted into one fully paid and non-assessable share of common stock of the Delaware Corporation; and each share of 12% preferred stock of the Florida Corporation outstanding immediately prior to the Effective Time shall be changed and converted into two fully paid and non-assessable shares of 12% preferred stock of the Delaware Corporation.

7. Outstanding Stock of the Delaware Corporation. At the Effective Date, the 1,000 shares of the Delaware common stock presently issued and outstanding in the name of the Florida Corporation shall be canceled and retired and resume the status of authorized and unissued shares of Delaware common stock, and no shares of Delaware common stock or other securities of Delaware common stock shall be issued in respect thereof.

8. Stock Certificates. From and after the Effective Date, all of the outstanding certificates which prior to that time represented shares of capital stock of the Florida Corporation shall be deemed for all purposes to evidence ownership and to represent the shares of capital stock of the Delaware Corporation into which such shares of the Florida Corporation represented by such certificates have been converted as herein provided. The registered owner on the books and records of the Delaware Corporation or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Corporation or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of capital stock of the Delaware Corporation evidenced by such outstanding certificates as above provided.

9. Validity of Delaware Stock. No share of common stock or preferred stock of the Delaware Corporation into which any share of common stock or preferred stock of the Florida Corporation is to be converted pursuant to the Merger shall be subject to any statutory or contractual preemptive rights, and all such shares issued by the Delaware Corporation shall be, when issued, validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to the common stock or preferred stock of the Florida Corporation converted pursuant to the Merger.

10. Rights of Former Holders. From and after the Effective Date, no holder of certificates which evidenced Florida common stock or preferred stock immediately prior to the Effective Date shall have any rights with respect to the shares formerly evidenced by those certificates, other than the right to receive the shares of Delaware common stock or preferred stock, as the case may be, into which such Florida common stock or preferred stock shall have been converted pursuant to the Merger.

11. Abandonment and Termination. At any time before the Effective Date, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of either the Florida Corporation or the Delaware Corporation or both, notwithstanding approval of this Agreement by the sole stockholder of the Delaware Corporation and the stockholders of the Florida Corporation.

12. Third Parties. Except as provided in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13. Approval of Florida Corporation as the Sole Stockholder of the Delaware Corporation. By its execution and delivery of this Agreement, the Florida Corporation, as the sole stockholder of the Delaware Corporation, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the holders of a majority of the voting shares of the Florida Corporation. The Florida Corporation agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and Merger as the sole stockholder of the Delaware Corporation.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed as of this day and year first above written.

Medical Technology & Innovations, Inc.	itLinkz Group, Inc.

By: /s/ Jeremy Feakins	By: /s/ Jeremy Feakins
Name: Jeremy Feakins	Name: Jeremy Feakins
Title: Chairman and Chief Executive Officer	Title: Chairman and Chief Executive Officer

APPENDIX B

CERTIFICATE OF INCORPORATION
OF
ITLINKZ GROUP, INC.

The undersigned, for purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware (“DGCL”), executes this Certificate of Incorporation and hereby certifies as follows:

FIRST: The name of the corporation shall be: itLinkz Group, Inc.

SECOND: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle and its registered agent at such address is Corporation Service Company.

THIRD: The purpose or purposes of the corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH:
(a) Authorized Shares. The corporation is authorized to issue three classes of stock. One class of stock shall be Common Stock, par value $.001; the second class of stock shall be Preferred Stock, par value $.001; and the third class of stock shall be 12% Preferred Stock, par value $500.00. The Preferred Stock, or any series thereof, shall have such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as shall be set forth herein or as shall be expressed in the resolution or resolutions adopted by the board of directors after the date hereof providing for the issue of such stock and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the matter in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

The total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:

Class	Par Value	Authorized Shares
Common	$0.001	100,000,000
Preferred	$0.001	5,000,000
12% Preferred	$500.00	45

Totals:		105,000,045

(b) 12% Preferred Stock. The 12% Preferred Stock shall have the following preferences, rights, qualifications, limitations and restrictions: The 12% Preferred Stock shall be entitled to a 12% noncumulative dividend. The 12 % Preferred Stock is entitled to a preference in liquidation up to the par value thereof. The Corporation may, upon fifteen (15) days’ notice, redeem any or all of the 12% Preferred Stock by paying the full par value together with any accrued dividend due. The 12% Preferred Stock shall be entitled to one vote per share at any meeting of the shareholders or in connection with the taking of a written consent. The 12% Preferred Stock is convertible at the option of the holder into 333 shares of the Corporation’s Common Stock for each share of 12% Preferred Stock converted.

B-1

FIFTH: The incorporator is Jennifer N. Boyd, whose mailing address is Jennifer N. Boyd, LLC, 82 Noroton Avenue, Darien, Connecticut 06820.

SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the corporation is expressly authorized to adopt, amend or repeal the by-laws, subject to the power of the stockholders of the Corporation to amend or repeal any by-law whether adopted by them or otherwise.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists or as it may hereafter be amended, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under § 174 of the DGCL or (d) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended, after approval by the stockholders of this Article SEVENTH, to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any amendment, repeal or modification of this Article SEVENTH or the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH by the stockholders of the corporation shall not apply to or adversely affect any right or protection of a director of the corporation occurring prior to the time of such amendment, repeal, modification or adoption.

EIGHTH: The corporation shall indemnify its directors, and shall provide for advancement of the expenses of such persons, to the fullest extent provided by § 145 of the DGCL. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the corporation (and any other persons to which Delaware law permits the corporation to provide indemnification) through by-law provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by § 145 of the DGCL, subject only to limits created by applicable law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others.

Any amendment, repeal or modification of the foregoing provision of this Article EIGHTH shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director, officer or agent occurring prior to, such amendment, repeal, modification or adoption.

IN WITNESS WHEREOF, the undersigned incorporator has executed, signed and acknowledged this certificate of incorporation on this 27th day of February, 2007.

/s/ Jennifer N. Boyd
Jennifer N. Boyd, Incorporator

B-2

APPENDIX C
APPRAISAL RIGHTS

Fla. Stat. § 607.1301 (2006)

§ 607.1301.  Appraisal rights; definitions

   The following definitions apply to ss. 607.1302-607.1333:

   (1) "Affiliate" means a person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with another person or is a senior executive thereof. For purposes of s. 607.1302(2)(d), a person is deemed to be an affiliate of its senior executives.

   (2) "Beneficial shareholder" means a person who is the beneficial owner of shares held in a voting trust or by a nominee on the beneficial owner's behalf.

   (3) "Corporation" means the issuer of the shares held by a shareholder demanding appraisal and, for matters covered in ss. 607.1322-607.1333, includes the surviving entity in a merger.

   (4) "Fair value" means the value of the corporation's shares determined:

      (a) Immediately before the effectuation of the corporate action to which the shareholder objects.

      (b) Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable to the corporation and its remaining shareholders.

      (c) (Effective Janaury 1, 2006) For a corporation with 10 or fewer shareholders, without discounting for lack of marketability or minority status.

   (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the rate of interest on judgments in this state on the effective date of the corporate action.

   (6) "Preferred shares" means a class or series of shares the holders of which have preference over any other class or series with respect to distributions.

   (7) "Record shareholder" means the person in whose name shares are registered in the records of the corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with the corporation.

   (8) "Senior executive" means the chief executive officer, chief operating officer, chief financial officer, or anyone in charge of a principal business unit or function.

   (9) "Shareholder" means both a record shareholder and a beneficial shareholder.

§ 607.1302.  Right of shareholders to appraisal

(1)  A shareholder of a domestic corporation is entitled to appraisal rights, and to obtain payment of the fair value of that shareholder's shares, in the event of any of the following corporate actions:

   (a) Consummation of a conversion of such corporation pursuant to s. 607.1112 if shareholder approval is required for the conversion and the shareholder is entitled to vote on the conversion under ss. 607.1103 and 607.1112(6), or the consummation of a merger to which such corporation is a party if shareholder approval is required for the merger under s. 607.1103 and the shareholder is entitled to vote on the merger or if such corporation is a subsidiary and the merger is governed by s. 607.1104;

   (b) Consummation of a share exchange to which the corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the exchange, except that appraisal rights shall not be available to any shareholder of the corporation with respect to any class or series of shares of the corporation that is not exchanged;

   (c) Consummation of a disposition of assets pursuant to s. 607.1202 if the shareholder is entitled to vote on the disposition, including a sale in dissolution but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within 1 year after the date of sale;

   (d) An amendment of the articles of incorporation with respect to the class or series of shares which reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the corporation has the obligation or right to repurchase the fractional share so created;

   (e) Any other amendment to the articles of incorporation, merger, share exchange, or disposition of assets to the extent provided by the articles of incorporation, bylaws, or a resolution of the board of directors, except that no bylaw or board resolution providing for appraisal rights may be amended or otherwise altered except by shareholder approval; or

   (f) With regard to a class of shares prescribed in the articles of incorporation prior to October 1, 2003, including any shares within that class subsequently authorized by amendment, any amendment of the articles of incorporation if the shareholder is entitled to vote on the amendment and if such amendment would adversely affect such shareholder by:

      1. Altering or abolishing any preemptive rights attached to any of his or her shares;

      2. Altering or abolishing the voting rights pertaining to any of his or her shares, except as such rights may be affected by the voting rights of new shares then being authorized of any existing or new class or series of shares;

      3. Effecting an exchange, cancellation, or reclassification of any of his or her shares, when such exchange, cancellation, or reclassification would alter or abolish the shareholder's voting rights or alter his or her percentage of equity in the corporation, or effecting a reduction or cancellation of accrued dividends or other arrearages in respect to such shares;

      4. Reducing the stated redemption price of any of the shareholder's redeemable shares, altering or abolishing any provision relating to any sinking fund for the redemption or purchase of any of his or her shares, or making any of his or her shares subject to redemption when they are not otherwise redeemable;

      5. Making noncumulative, in whole or in part, dividends of any of the shareholder's preferred shares which had theretofore been cumulative;

      6. Reducing the stated dividend preference of any of the shareholder's preferred shares; or

      7. Reducing any stated preferential amount payable on any of the shareholder's preferred shares upon voluntary or involuntary liquidation.

(2) Notwithstanding subsection (1), the availability of appraisal rights under paragraphs (1)(a), (b), (c), and (d) shall be limited in accordance with the following provisions:

   (a) Appraisal rights shall not be available for the holders of shares of any class or series of shares which is:

      1. Listed on the New York Stock Exchange or the American Stock Exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.; or

      2. Not so listed or designated, but has at least 2,000 shareholders and the outstanding shares of such class or series have a market value of at least $ 10 million, exclusive of the value of such shares held by its subsidiaries, senior executives, directors, and beneficial shareholders owning more than 10 percent of such shares.

   (b) The applicability of paragraph (a) shall be determined as of:

      1. The record date fixed to determine the shareholders entitled to receive notice of, and to vote at, the meeting of shareholders to act upon the corporate action requiring appraisal rights; or

      2. If there will be no meeting of shareholders, the close of business on the day on which the board of directors adopts the resolution recommending such corporate action.

   (c) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares who are required by the terms of the corporate action requiring appraisal rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in paragraph (a) at the time the corporate action becomes effective.

   (d) Paragraph (a) shall not be applicable and appraisal rights shall be available pursuant to subsection (1) for the holders of any class or series of shares if:

      1. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to the corporate action by a person, or by an affiliate of a person, who:

         a. Is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, the beneficial owner of 20 percent or more of the voting power of the corporation, excluding any shares acquired pursuant to an offer for all shares having voting power if such offer was made within 1 year prior to the corporate action requiring appraisal rights for consideration of the same kind and of a value equal to or less than that paid in connection with the corporate action; or

         b. Directly or indirectly has, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporation of the corporate action requiring appraisal rights had, the power, contractually or otherwise, to cause the appointment or election of 25 percent or more of the directors to the board of directors of the corporation; or

      2. Any of the shares or assets of the corporation are being acquired or converted, whether by merger, share exchange, or otherwise, pursuant to such corporate action by a person, or by an affiliate of a person, who is, or at any time in the 1-year period immediately preceding approval by the board of directors of the corporate action requiring appraisal rights was, a senior executive or director of the corporation or a senior executive of any affiliate thereof, and that senior executive or director will receive, as a result of the corporate action, a financial benefit not generally available to other shareholders as such, other than:

         a. Employment, consulting, retirement, or similar benefits established separately and not as part of or in contemplation of the corporate action;

         b. Employment, consulting, retirement, or similar benefits established in contemplation of, or as part of, the corporate action that are not more favorable than those existing before the corporate action or, if more favorable, that have been approved on behalf of the corporation in the same manner as is provided in s. 607.0832; or

         c. In the case of a director of the corporation who will, in the corporate action, become a director of the acquiring entity in the corporate action or one of its affiliates, rights and benefits as a director that are provided on the same basis as those afforded by the acquiring entity generally to other directors of such entity or such affiliate.

   (e) For the purposes of paragraph (d) only, the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, or understanding, other than a revocable proxy, has or shares the power to vote, or to direct the voting of, shares, provided that a member of a national securities exchange shall not be deemed to be a beneficial owner of securities held directly or indirectly by it on behalf of another person solely because such member is the recordholder of such securities if the member is precluded by the rules of such exchange from voting without instruction on contested matters or matters that may affect substantially the rights or privileges of the holders of the securities to be voted. When two or more persons agree to act together for the purpose of voting their shares of the corporation, each member of the group formed thereby shall be deemed to have acquired beneficial ownership, as of the date of such agreement, of all voting shares of the corporation beneficially owned by any member of the group.

(3) Notwithstanding any other provision of this section, the articles of incorporation as originally filed or any amendment thereto may limit or eliminate appraisal rights for any class or series of preferred shares, but any such limitation or elimination contained in an amendment to the articles of incorporation that limits or eliminates appraisal rights for any of such shares that are outstanding immediately prior to the effective date of such amendment or that the corporation is or may be required to issue or sell thereafter pursuant to any conversion, exchange, or other right existing immediately before the effective date of such amendment shall not apply to any corporate action that becomes effective within 1 year of that date if such action would otherwise afford appraisal rights.

(4) A shareholder entitled to appraisal rights under this chapter may not challenge a completed corporate action for which appraisal rights are available unless such corporate action:

   (a) Was not effectuated in accordance with the applicable provisions of this section or the corporation's articles of incorporation, bylaws, or board of directors' resolution authorizing the corporate action; or

   (b) Was procured as a result of fraud or material misrepresentation.

§ 607.1303.  Assertion of rights by nominees and beneficial owners

(1) A record shareholder may assert appraisal rights as to fewer than all the shares registered in the record shareholder's name but owned by a beneficial shareholder only if the record shareholder objects with respect to all shares of the class or series owned by the beneficial shareholder and notifies the corporation in writing of the name and address of each beneficial shareholder on whose behalf appraisal rights are being asserted. The rights of a record shareholder who asserts appraisal rights for only part of the shares held of record in the record shareholder's name under this subsection shall be determined as if the shares as to which the record shareholder objects and the record shareholder's other shares were registered in the names of different record shareholders.

(2) A beneficial shareholder may assert appraisal rights as to shares of any class or series held on behalf of the shareholder only if such shareholder:

   (a) Submits to the corporation the record shareholder's written consent to the assertion of such rights no later than the date referred to in s. 607.1322(2)(b)2.

   (b) Does so with respect to all shares of the class or series that are beneficially owned by the beneficial shareholder.

§ 607.1320.  Notice of appraisal rights

(1) If proposed corporate action described in s. 607.1302(1) is to be submitted to a vote at a shareholders' meeting, the meeting notice must state that the corporation has concluded that shareholders are, are not, or may be entitled to assert appraisal rights under this chapter. If the corporation concludes that appraisal rights are or may be available, a copy of ss. 607.1301-607.1333 must accompany the meeting notice sent to those record shareholders entitled to exercise appraisal rights.

(2) In a merger pursuant to s. 607.1104, the parent corporation must notify in writing all record shareholders of the subsidiary who are entitled to assert appraisal rights that the corporate action became effective. Such notice must be sent within 10 days after the corporate action became effective and include the materials described in s. 607.1322.

(3) If the proposed corporate action described in s. 607.1302(1) is to be approved other than by a shareholders' meeting, the notice referred to in subsection (1) must be sent to all shareholders at the time that consents are first solicited pursuant to s. 607.0704, whether or not consents are solicited from all shareholders, and include the materials described in s. 607.1322.

§ 607.1321.  Notice of intent to demand payment

(1) If proposed corporate action requiring appraisal rights under s. 607.1302 is submitted to a vote at a shareholders' meeting, or is submitted to a shareholder pursuant to a consent vote under s. 607.0704, a shareholder who wishes to assert appraisal rights with respect to any class or series of shares:

   (a) Must deliver to the corporation before the vote is taken, or within 20 days after receiving the notice pursuant to s. 607.1320(3) if action is to be taken without a shareholder meeting, written notice of the shareholder's intent to demand payment if the proposed action is effectuated.

   (b) Must not vote, or cause or permit to be voted, any shares of such class or series in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) is not entitled to payment under this chapter.

§ 607.1322.  Appraisal notice and form

(1) If proposed corporate action requiring appraisal rights under s. 607.1302(1) becomes effective, the corporation must deliver a written appraisal notice and form required by paragraph (2)(a) to all shareholders who satisfied the requirements of s. 607.1321. In the case of a merger under s. 607.1104, the parent must deliver a written appraisal notice and form to all record shareholders who may be entitled to assert appraisal rights.

(2) The appraisal notice must be sent no earlier than the date the corporate action became effective and no later than 10 days after such date and must:

   (a) Supply a form that specifies the date that the corporate action became effective and that provides for the shareholder to state:

      1. The shareholder's name and address.

      2. The number, classes, and series of shares as to which the shareholder asserts appraisal rights.

      3. That the shareholder did not vote for the transaction.

      4. Whether the shareholder accepts the corporation's offer as stated in subparagraph (b)4.

      5. If the offer is not accepted, the shareholder's estimated fair value of the shares and a demand for payment of the shareholder's estimated value plus interest.

   (b) State:

      1. Where the form must be sent and where certificates for certificated shares must be deposited and the date by which those certificates must be deposited, which date may not be earlier than the date for receiving the required form under subparagraph 2.

      2. A date by which the corporation must receive the form, which date may not be fewer than 40 nor more than 60 days after the date the subsection (1) appraisal notice and form are sent, and state that the shareholder shall have waived the right to demand appraisal with respect to the shares unless the form is received by the corporation by such specified date.

      3. The corporation's estimate of the fair value of the shares.

      4. An offer to each shareholder who is entitled to appraisal rights to pay the corporation's estimate of fair value set forth in subparagraph 3.

      5. That, if requested in writing, the corporation will provide to the shareholder so requesting, within 10 days after the date specified in subparagraph 2., the number of shareholders who return the forms by the specified date and the total number of shares owned by them.

      6. The date by which the notice to withdraw under s. 607.1323 must be received, which date must be within 20 days after the date specified in subparagraph 2.

   (c) Be accompanied by:

      1. Financial statements of the corporation that issued the shares to be appraised, consisting of a balance sheet as of the end of the fiscal year ending not more than 15 months prior to the date of the corporation's appraisal notice, an income statement for that year, a cash flow statement for that year, and the latest available interim financial statements, if any.

      2. A copy of ss. 607.1301-607.1333.

§ 607.1323.  Perfection of rights; right to withdraw

(1) A shareholder who wishes to exercise appraisal rights must execute and return the form received pursuant to s. 607.1322(1) and, in the case of certificated shares, deposit the shareholder's certificates in accordance with the terms of the notice by the date referred to in the notice pursuant to s. 607.1322(2)(b)2. Once a shareholder deposits that shareholder's certificates or, in the case of uncertificated shares, returns the executed forms, that shareholder loses all rights as a shareholder, unless the shareholder withdraws pursuant to subsection (2).

(2) A shareholder who has complied with subsection (1) may nevertheless decline to exercise appraisal rights and withdraw from the appraisal process by so notifying the corporation in writing by the date set forth in the appraisal notice pursuant to s. 607.1322(2)(b)6. A shareholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the corporation's written consent.

(3) A shareholder who does not execute and return the form and, in the case of certificated shares, deposit that shareholder's share certificates if required, each by the date set forth in the notice described in subsection (2), shall not be entitled to payment under this chapter.

§ 607.1324.  Shareholder's acceptance of corporation's offer

(1) If the shareholder states on the form provided in s. 607.1322(1) that the shareholder accepts the offer of the corporation to pay the corporation's estimated fair value for the shares, the corporation shall make such payment to the shareholder within 90 days after the corporation's receipt of the form from the shareholder.

(2) Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares.

§ 607.1326.  Procedure if shareholder is dissatisfied with offer

(1) A shareholder who is dissatisfied with the corporation's offer as set forth pursuant to s. 607.1322(2)(b)4. must notify the corporation on the form provided pursuant to s. 607.1322(1) of that shareholder's estimate of the fair value of the shares and demand payment of that estimate plus interest.

(2) A shareholder who fails to notify the corporation in writing of that shareholder's demand to be paid the shareholder's stated estimate of the fair value plus interest under subsection (1) within the timeframe set forth in s. 607.1322(2)(b)2. waives the right to demand payment under this section and shall be entitled only to the payment offered by the corporation pursuant to s. 607.1322(2)(b)4.

§ 607.1330.  Court action

(1) If a shareholder makes demand for payment under s. 607.1326 which remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60-day period, any shareholder who has made a demand pursuant to s. 607.1326 may commence the proceeding in the name of the corporation.

(2) The proceeding shall be commenced in the appropriate court of the county in which the corporation's principal office, or, if none, its registered office, in this state is located. If the corporation is a foreign corporation without a registered office in this state, the proceeding shall be commenced in the county in this state in which the principal office or registered office of the domestic corporation merged with the foreign corporation was located at the time of the transaction.

(3) All shareholders, whether or not residents of this state, whose demands remain unsettled shall be made parties to the proceeding as in an action against their shares. The corporation shall serve a copy of the initial pleading in such proceeding upon each shareholder party who is a resident of this state in the manner provided by law for the service of a summons and complaint and upon each nonresident shareholder party by registered or certified mail or by publication as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) is plenary and exclusive. If it so elects, the court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers shall have the powers described in the order appointing them or in any amendment to the order. The shareholders demanding appraisal rights are entitled to the same discovery rights as parties in other civil proceedings. There shall be no right to a jury trial.

(5) Each shareholder made a party to the proceeding is entitled to judgment for the amount of the fair value of such shareholder's shares, plus interest, as found by the court.

(6) The corporation shall pay each such shareholder the amount found to be due within 10 days after final determination of the proceedings. Upon payment of the judgment, the shareholder shall cease to have any interest in the shares.

§ 607.1331.  Court costs and counsel fees

(1) The court in an appraisal proceeding shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the shareholders demanding appraisal, in amounts the court finds equitable, to the extent the court finds such shareholders acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(2) The court in an appraisal proceeding may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

   (a) Against the corporation and in favor of any or all shareholders demanding appraisal if the court finds the corporation did not substantially comply with ss. 607.1320 and 607.1322; or

   (b) Against either the corporation or a shareholder demanding appraisal, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(3) If the court in an appraisal proceeding finds that the services of counsel for any shareholder were of substantial benefit to other shareholders similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to such counsel reasonable fees to be paid out of the amounts awarded the shareholders who were benefited.

(4) To the extent the corporation fails to make a required payment pursuant to s. 607.1324, the shareholder may sue directly for the amount owed and, to the extent successful, shall be entitled to recover from the corporation all costs and expenses of the suit, including counsel fees.

§ 607.1332.  Disposition of acquired shares

   Shares acquired by a corporation pursuant to payment of the agreed value thereof or pursuant to payment of the judgment entered therefor, as provided in this chapter, may be held and disposed of by such corporation as authorized but unissued shares of the corporation, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange otherwise provides. The shares of the surviving corporation into which the shares of such shareholders demanding appraisal rights would have been converted had they assented to the merger shall have the status of authorized but unissued shares of the surviving corporation.

§ 607.1333.  Limitation on corporate payment

(1) No payment shall be made to a shareholder seeking appraisal rights if, at the time of payment, the corporation is unable to meet the distribution standards of s. 607.06401. In such event, the shareholder shall, at the shareholder's option:

   (a) Withdraw his or her notice of intent to assert appraisal rights, which shall in such event be deemed withdrawn with the consent of the corporation; or

   (b) Retain his or her status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the shareholders not asserting appraisal rights, and if it is not liquidated, retain his or her right to be paid for the shares, which right the corporation shall be obliged to satisfy when the restrictions of this section do not apply.

(2) The shareholder shall exercise the option under paragraph (1)(a) or paragraph (b) by written notice filed with the corporation within 30 days after the corporation has given written notice that the payment for shares cannot be made because of the restrictions of this section. If the shareholder fails to exercise the option, the shareholder shall be deemed to have withdrawn his or her notice of intent to assert appraisal rights.

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